UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2016

Rexahn Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34079	11-3516358
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 455 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8  – Other Events

Item 8.01	Other Events.

On March 2, 2016, Rexahn Pharmaceuticals, Inc., a Delaware corporation (“Rexahn”), closed a registered direct offering of 15,625,000 shares of its common stock and warrants to purchase 11,718,750 shares of its common stock, which Rexahn sold in units consisting of one share of common stock and a warrant to purchase 0.75 of a share of its common stock at an exercise price of $0.42 per share of common stock for gross proceeds of approximately $5.0 million (the “Offering”). The Offering was previously disclosed in a Current Report on Form 8‑K filed on February 26, 2016. A copy of the legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the Offering is filed herewith as Exhibit 5.1.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Date: March 2, 2016	/s/ Tae Heum Jeong
Tae Heum Jeong
Senior Vice President of Finance & Chief Financial Officer

3

Exhibit Listing

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).